UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2007

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:	(415) 927-2265

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(e)	Compensatory Arrangement of Certain Officers

On October 26, 2007, Bank of Marin Bancorp’s wholly owned subsidiary, Bank of Marin, entered into identical change in control agreements (Agreement) with the following executive officers.  The seniority factors described on page 5 of the Agreement is shown in the table.

Executive	Title	Seniority Factor
Russell A. Colombo	President and CEO	2.25
Christina J. Cook	Chief Financial Officer	1.50
Peter Pelham	Branch Executive	1.50
Kevin K. Coonan	Chief Credit Officer	1.50
Michael E. Besselievre	Chief Information Officer	1.50

Additionally, Bank of Marin entered into change in control agreements with its fifteen Senior Vice Presidents, with terms identical to the agreements discussed above, except with a seniority factor between 0.75 and 1.0, depending on grade.  Such agreement applies to all of Bank of Marin’s current and future Senior Vice Presidents.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

10.1           Form of change in control agreement entered into with each of Russell A. Colombo, Christina J. Cook, Peter Pelham, Kevin K. Coonan and Michael E. Besselievre.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2007		BANK OF MARIN BANCORP

	by:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	10.1 Form of change in control agreement entered into with each of Russell A. Colombo, Christina J. Cook, Peter Pelham, Kevin K. Coonan and Michael E. Besselievre.